Exhibit 10.1

THE SECURITIES BEING SUBSCRIBED FOR PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  ADDITIONAL RESTRICTIONS ON TRANSFER OF THE SECURITIES ARE SET FORTH IN THIS SUBSCRIPTION AGREEMENT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of [_] [_], 2016, is by and between Dolphin Digital Media, Inc., a Florida corporation (the “Company”), and [_____], a [_____] (the “Subscriber”).

WHEREAS, the Company is seeking to sell shares of its common stock, par value $0.015 (the “Common Stock” or the “Shares”) in a private placement offering (the “Offering”) to strengthen the Company’s financial condition;

WHEREAS, the Company desires to sell and issue to the Subscriber, and the Subscriber wishes to purchase from the Company up to an aggregate amount of [X*4] shares of Common Stock, consisting of an initial subscription amount of [X] shares of Common Stock (the “Initial Subscriber Shares”), and three subsequent quarterly share purchases, each not to exceed [X] shares per financial quarter for the three financial quarters ending on June 30, September 30, and December 31, 2016 respectively (collectively, the “Quarterly Subscriber Shares” and together with the Initial Subscriber Shares, the “Subscriber Shares”) for a subscription price of $[0.25] per share of Common Stock (the “Subscription Price”); and

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D, as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1. Subscription for Subscriber.

1.1 Purchase.

(a) On the terms and subject to the conditions of this Agreement, the Subscriber agrees to subscribe and pay for at the Closing (as defined below), and the Company agrees to issue and sell to the Subscriber at the Closing, the Initial Subscriber Shares for the Subscription Price.

(b) The Subscriber may notify the Company that it will subscribe for the Quarterly Subscriber Shares at the Subscription Price by delivering a notice in substantially the form set forth in Schedule A (a “Subscription Notice”) to the Company at the address set forth in Section 9, at any time during the first ten Business Days of each of June 2016, September 2016 and December 2016, respectively (each, a “Subscription Period”).  The Subscriber may only deliver one Subscription Notice per financial quarter ending June 30, 2016, September 30, 2016 and December 31, 2016, and is only entitled to subscribe to a maximum of [X] shares per quarter.  The Company may deem any Subscription Notice not timely delivered as invalid.  For the purposes of this section “Business Days” shall mean any day other than a Saturday, a Sunday or a day on which banks are authorized or required to be closed in Miami, Florida.

(c) If the Subscriber delivers a Subscription Notice to the Company during a Subscription Period in accordance with Section 1.1(b), then the Company shall be obliged to issue the applicable Quarterly Subscriber Shares to the Subscriber on the applicable Closing Date (as defined below) and shall take all necessary corporate and other action.

1.2 Closing; Conditions to Closing.  Closing on the purchase and sale of the Subscriber Shares shall be consummated on (i) such date as the Company accepts the Subscriber’s offer to purchase the Initial Subscription Shares as evidenced by the Company’s counter-execution of the signature page to this Agreement, and the satisfaction of each of the conditions to closing set forth below (the “Initial Closing”), or (ii) in the event the Company receives a Subscription Notice pursuant to Section 1.1(c) during the applicable Subscription Period, the date set forth in a Subscription Notice, such date not to exceed ten (10) Business Days from the date the Subscription Notice is delivered (in each case, a “Quarterly Closing”, and together with the Initial Closing, each, a “Closing”).  This Section 1.2 shall be read to apply separately to each Closing, and the terms “Closing” and “Closing Date” shall apply to each applicable Closing.  On or prior to the date of each Closing, the following shall have occurred:

(a) With respect to the Initial Closing, the Subscriber shall have delivered to the Company a dated and executed signature page to this Agreement, with all blanks required to be completed by the Subscriber properly completed;

(b) With respect to each Quarterly Closing, the Subscriber shall have delivered to the Company during the applicable Subscription Period for such fiscal quarter of the Company, a Subscription Notice;

(c) The Subscriber shall have delivered to the Company the amount equal to the Subscription Price multiplied by the number of its Initial Subscriber Shares or Quarterly Subscriber Shares, as the case may be (the “Purchase Price”), in full, in immediately available funds;

(d) The Subscriber shall have delivered to the Company a dated completed and signed Accredited Investor Questionnaire attached as Exhibit B hereto, with all blanks required to be completed by the Subscriber properly completed; and

(e) Any other conditions to Closing set forth in this Agreement shall have been satisfied or waived.

SECTION 2. Representations, Warranties and Covenants of Company: The Company represents and warrants to the Subscriber that:

2.1 Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Florida.  The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

2.2 No Conflicts.  This Agreement does not: (i) conflict with any provision of the Company’s Articles of Incorporation or Bylaws, as each may have been amended from time to time to date; or (ii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected.

2.3 Authorization.  The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

2.4 Capitalization.  The authorized capital stock of the Company immediately following the Initial Closing shall consist of:

(a) 10,000,000 shares of preferred stock of which:

(1) 4,000,000 shares have been duly designated Series B Convertible Preferred Stock, of which 3,300,000 are duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof;

(2) 1,000,000 shares have been duly designated Series C Convertible Preferred Stock, all of which shall be duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof; and

(b) 400,000,000 shares have been duly designated as Common Stock, of which [____] shares are duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

SECTION 3. Representations, Warranties and Covenants of Subscriber.  Subscriber represents and warrants to the Company that:

3.1 Own Account.  The Subscriber Shares have been acquired solely for its, his or her account and are not being (or would not be) purchased with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act or related laws and regulations or any other applicable securities laws of any other jurisdiction (collectively, the “Securities Laws”).  The Subscriber will not resell or offer to resell the Common Stock except in accordance with the terms of the Bylaws of the Company and in compliance with all applicable Securities Laws.  The Subscriber will not take, or cause to be taken, any action that would cause the Subscriber to be deemed an underwriter, as defined in Section 2(11) of the Securities Act.

3.2 Organization and Standing of Subscriber.  If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

3.3 Authorization and Power.  The Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Subscriber Shares, and enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder and thereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the Subscriber.  If the Subscriber is a natural person, the Subscriber is at least twenty-one (21) years of age and a bona fide resident of the place set forth in Section 9 and has no present intention of becoming a resident of any other state or jurisdiction.

3.4 No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Subscriber’s charter documents or bylaws or other organizational documents (if the Subscriber is not an individual) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement or instrument or obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties.  The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Subscriber Shares in accordance with the terms hereof.

3.5 Residence.  The Subscriber is a resident of the state set forth on the signature page hereto and is not acquiring the Subscriber Shares as a nominee or agent otherwise for any other person.

3.6 No Reliance.  The Subscriber confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Subscriber Shares.  It is understood that information and explanations related to the terms and conditions of the Subscriber Shares provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Subscriber Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Subscriber in deciding to invest in the Subscriber Shares.  The Subscriber acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Subscriber Shares for purposes of determining the undersigned's authority to invest in the Subscriber Shares.

3.7 Investment Experience.

(a) The Subscriber has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Subscriber Shares.  The Subscriber has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in Company.

(b) The Subscriber has had access to the legal, financial, tax and accounting information concerning the Company and the Subscriber Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Subscriber Shares.

(c) The Subscriber understands that the Subscriber Shares have not and will not be registered under the Securities Laws.  The Subscriber understands that it, he or she has no rights whatsoever to request, and that the Company is under no obligation whatsoever to furnish, a registration of the Subscriber Shares under the Securities Laws.

(d) The Subscriber understands that the Offering and sale of Common Stock is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) and/or the provisions of Regulation D promulgated thereunder based, in part, upon the representations, warranties and agreements of the Subscriber contained in this Agreement.

(e) The Subscriber represents that the Subscriber is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, which definition is attached as Exhibit A hereto and has accurately completed the Accredited Investor Questionnaire attached as Exhibit B hereto (including indicting which of such suitability standards is applicable).  The Subscriber also represents that the Subscriber has not been organized for the purpose of acquiring the Subscriber Shares.

(f) The Subscriber is aware that the Subscriber will have to make the payment of the Purchase Price in immediately available funds on the applicable Closing Date.

(g) The Subscriber acknowledges that neither the Securities and Exchange Commission nor any state securities commission has approved the Common Stock offered hereby or passed upon or endorsed the merits of the Offering of the Common Stock by the Company.  The Subscriber acknowledges that an investment in the Company is highly speculative and involves a risk of loss of the entire investment and no assurances can be given of any income or profit from such investment.  THE SUBSCRIBER HEREBY ACKNOWLEDGES AND CONFIRMS THAT THE UNDERSIGNED HAS CAREFULLY CONSIDERED THE RISKS AND UNCERTAINTIES INVOLVED IN INVESTING IN THE COMMON STOCK BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE THE SUBSCRIBER SHARES.  The Subscriber can bear the economic risk of losing its entire investment in the Company without impairing the Subscriber’s ability to provide for itself, himself or herself and/or his or her family (as applicable) in the same manner that the Subscriber would have been able to provide prior to making an investment in the Company.

3.8 Dilution Protection.  The Subscriber has been furnished with a copy of the Articles of Incorporation of the Company (including the Certificates of Designation with respect to the Series B and Series C Preferred Stock) and understands that the holder of the Series C Preferred Stock is entitled to anti-dilution protection with respect to any issuances of Common Stock occurring after the issuance of the Series C Preferred Stock on March 7, 2016.

3.9 Combinations or Consolidations of Common Stock.  If the number of shares of Common Stock outstanding at any time is increased or decreased by a division, combination, consolidation, reclassification, stock split or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such division or combination, consolidation, reclassification, stock split or reverse stock split, the Subscription Price of $0.25 per share of Common Stock and the number of shares of Common Stock issuable shall be appropriately increased or decreased, as the case may be, so that the Subscription Price per share and the number of shares of Common Stock issuable upon the Company’s receipt of a Subscription Notice shall be increased or decreased in proportion to such increase or decrease in outstanding shares of Common Stock.

3.10 Risk Factors; Investment Suitability; No Reliance.  The Subscriber has read carefully and understands the Risk Factors of the Company attached hereto as Exhibit C.  The Subscribers has, to the extent the Subscriber believes such discussion is necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the Common Stock for its particular tax and financial situation and has determined that the Common Stock being subscribed for are a suitable investment for the Subscriber.  THE SUBSCRIBER CONFIRMS THAT IT IS NOT RELYING UPON ANY INFORMATION, REPRESENTATION OR WARRANTY BY THE COMPANY OR ANY OF ITS AGENTS IN DETERMINING TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND IS RELYING ONLY ON THE SUBSCRIBER’S OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS AGREEMENT, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING ITS INVESTMENT DECISION.

3.11 No Brokers.  The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

3.12 Confidentiality.  The Subscriber understands and hereby acknowledges and agrees that all of the information appearing herein and otherwise provided to the Subscriber in connection with the purchase of the Subscriber Shares made hereby is confidential and that the Subscriber and the Subscriber’s representatives and agents may not disclose such information to any person that is not a party to the transactions contemplated hereby.

3.13 No General Solicitation.  The Subscriber acknowledges that neither the Company nor any other person offered to sell the Subscriber Shares to it by means of any form of general solicitation or advertising, including but not limited to:  (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

3.14 Legend.  The Subscriber understands that the Subscriber Shares purchased by it, him or her will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and that the certificate(s), if any, representing the Subscriber Shares will bear a restrictive legend thereon in substantially the form that appears below:

“THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON THE HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR OTHER SIMILAR SECURITIES LAW.”

3.15 Additional Information.  The Subscriber agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the issuance of the Subscriber Shares.

3.16 Survival.  The Subscriber understands that all representations and warranties and agreements hereunder shall survive execution and delivery of this Subscription Agreement and the issuance of the Subscriber Shares.

SECTION 4. Indemnification.  The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, attorneys, affiliates, and control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or its successor or any such person which results, arises out of or is based upon any material misrepresentation by such Subscriber in this Agreement or in any Exhibits attached hereto, or other agreement delivered pursuant hereto.

SECTION 5. Amendments.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Subscriber.  No waiver of any provision this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 6. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 7. Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 8. Governing Law.  This Agreement and any disputes or claims arising out of or in connection with its subject matter shall be governed by and construed in accordance with the laws of the State of Florida without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply.  The parties hereto acknowledge and agree that venue and jurisdiction for any claim, suit or controversy related to or arising out of this Agreement shall lie in the state or federal courts located in Miami-Dade County, Florida.  The Subscriber and the Company each waive any claim it may have as to forum non-conveniens with respect to such venue.  THE PARTIES HEREBY WAIVE THE RIGHT TO JURY TRIAL OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THEM.  THE UNDERSIGNED AND THE COMPANY ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS WAIVER IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

SECTION 9. Notices.  All notices, requests, demands or other communications to the respective parties hereto shall be in writing addressed to the respective parties and their respective addresses as follows:

to the Company, at:

2151 LeJeune Road
Suite 150-Mezzanine
Coral Gables, FL 33134
United States
Attention: William O’Dowd
Facsimile: (305) 774-0405
E-mail: billodowd@dolphinentertainment.com

to Subscriber at:

[_]
[_]
[_]
United States
Attention: [_]
Facsimile: [_]
E-mail: [_]

or to such address of which either party may subsequently give notice.  All notices, requests, demands or other communications to the respective parties hereto shall be in writing addressed to the respective parties at their respective addresses shown beneath their signatures hereto.  All such notices, requests, demands and communications described above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by reputable overnight courier service, one business day after its delivery to such courier service with all charges prepaid (or charged to the account of the sender) and with receipt confirmed (by a record of receipt maintained) by such overnight courier, (iii) if delivered by United States mail upon the earlier of actual receipt and three business days after deposit, registered or certified mail, return receipt requested, with proper postage prepaid, (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by electronic transmission, upon transmission.

SECTION 10. Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one instrument.  Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

SECTION 11. Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein; and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 12. Fees and Expenses.  Except as set forth in the Bylaws of the Company, each party hereto shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 13. Parties.  This Agreement is made solely for the benefit of and is binding upon the Company and the Subscriber, and no other person or entity shall acquire or have any right under or by virtue of this Agreement.

SECTION 14. Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.  This Agreement and the rights of the Subscriber hereunder may be assigned by Subscriber only with the prior written consent of the Company.  The Company may not assign this Agreement without the written consent of the Subscriber.

SECTION 15. Blue Sky Qualification.  The purchase of the Common Stock under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Common Stock from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction, and should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

SECTION 16. Further Assurances.  Each party agrees to cooperate fully with the other party hereto and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Signature pages follow]

The Subscriber hereby agrees to purchase [X] shares of Common Stock in consideration of the payment in full of the Subscription Price of $[0.25] per share of Common Stock. Entered into as of the day and year below written:

Date:	Subscriber

Address:

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DOLPHIN DIGITAL MEDIA, INC.

By: ________________________________
       Name: William O’Dowd IV
       Title: Chief Executive Officer

EXHIBIT A
Definition of Accredited Investor

Accredited investor means any person who comes within any of the following categories:

1. Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000;

(a) Except as provided in paragraph (b) of this section, for purposes of calculating net worth under this paragraph:

(i) The person’s primary residence shall not be included as an asset;

(ii) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

(b) Paragraph (a) of this Section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(i) such right was held by the person on July 20, 2010;

(ii) the person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(iii) the person held securities of the same issuer, other than such right, on July 20, 2010.

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

8. Any entity in which all of the equity owners are accredited investors.

EXHIBIT B

Accredited Investor Questionnaire

Please see attached for Accredited Investor Questionnaire.

EXHIBIT C

[Risk Factors]1

An investment in the Shares involves a number of risks.  You should carefully consider each of the risks described below in evaluating us, our business and an investment in the Shares.  The risks described below are not the only risks facing us or that may materially adversely affect our business.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial, could materially and adversely affect our business, financial condition, results of operations and cash flows or cause the value of the Shares to decline.  We cannot assure you that any of the events discussed in the risk factors below will not occur, and if such events do occur you may lose all or part of your investment in the Shares.

Risks Related to our Business and Financial Condition

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

For each of the years ended December 31, 2014 and 2013, our independent auditors issued an explanatory paragraph in their audit report expressing substantial doubt about our ability to continue as a going concern based upon our net loss and negative cash flows from operations for the years ended December 31, 2014 and 2013 and our levels of working capital as of December 31, 2014 and 2013.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  Management is planning to raise any necessary additional funds through loans and additional sales of its common stock; however, there can be no assurance that we will be successful in raising any necessary additional capital.  If we are not successful in raising additional capital, we may not have enough financial resources to support our business and operations and as a result may not be able to continue as a going concern.

We have a history of operating losses and may continue to incur operating losses.

We have a history of operating losses and may be unable to generate sufficient revenue to achieve profitability in the future.  For the fiscal year ended December 31, 2014, our operating losses were $1,873,505.  Our accumulated deficit was $38,560,694 at December 31, 2014.  Furthermore, we do not anticipate having an operating profit in 2015.  Our ability to generate operating profit in the future will depend on our ability to successfully produce and commercialize multiple web series, as no single project is likely to generate sufficient revenue to cover our operating expenses.  If we are unable to generate an operating profit at some point, we will not be able to meet our debt service requirements or our working capital requirements.  As a result we may need to (i) issue additional equity, which could dilute the value of your share holdings, (ii) sell a portion or all of our assets, including any project rights which might have otherwise generated revenue, or (iii) cease operations.

1 NTD: pending update.

We have substantial indebtedness which may adversely affect our cash flow and business operations.

We currently have a substantial amount of debt, each as described in this Risk Factor section.  We may be unable to extend, refinance or repay such combined debt.  If we are unable to refinance or extend our debt, our assets may not be sufficient to repay such debt in full, and our available cash flow may not be adequate to maintain our current operations.  Our indebtedness could have important negative consequences, including:

●
Our ability to obtain additional financing, if necessary, for working capital, capital expenditures, future digital or movie productions or other purposes may be impaired or such financing may not be available on favorable terms or at all;

●	We may be required to pay higher interest rates upon obtaining future financing, thereby reducing its cash flows; and

●
Our use of a substantial portion of our cash flow from operations to make principal and interest payments on indebtedness, may reduce the funds that would otherwise be available for operations and future business opportunities.

Our ability to service our indebtedness will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions, the success of digital and movie productions and other factors contained in these Risk Factors, some of which will be beyond its control.  If our operating results are not sufficient to service our indebtedness, we will be forced to take actions such as reducing or delaying digital or movie productions, selling assets, restructuring or refinancing our indebtedness or seeking additional debt or equity capital or bankruptcy protection.  We may not be able to affect any of these remedies on satisfactory terms or at all.  As a consequence of such substantial indebtedness, we may not be able to continue to operate as a going concern.

The agreement with our CEO from which we derived the majority of our revenues in 2013 and 2014 expired on December 31, 2014 and was not renewed.

For the years ended December 31, 2013 and 2014 the majority of our revenues were derived from production management and back office services to Dolphin Films, an entity which was directly owned by Mr. O’Dowd during such years.  This agreement ended on December 31, 2014 and was not renewed for 2015 as the specific projects for which our services were engaged were completed.  If we are unable to generate sufficient revenues from other sources during 2015, the loss of this related party transaction will have a material negative impact on our cash flows and could result in us significantly reducing our operations, selling additional equity to fund operations or ceasing operations.  Our business requires a substantial investment of capital and failure to access sufficient capital while awaiting delayed revenues will have a material adverse effect on our results of operation.

The production, acquisition and distribution of a digital production require a significant amount of capital.  A significant amount of time may elapse between our expenditure of funds and the receipt of revenues from our productions.  We do not have a traditional credit facility with a financial institution on which to depend for our liquidity needs and a time lapse may require us to fund a significant portion of our capital requirements through related party transactions with our CEO or other financing sources.  There can be no assurance that any additional financing resources will be available to us as and when required, or on terms that will be acceptable to us.  Our inability to raise capital necessary to sustain our operations while awaiting delayed revenues would have a material adverse effect on our liquidity and results of operations.

We may be unable to recoup our investments in digital projects.

Similar to others in the entertainment industry, we purchase scripts and project ideas for which we have no current production plans and for which we have not identified a potential distributor.  In 2011 and 2012, we purchased scripts for eleven digital projects related to a particular financing structure.  We currently have nine projects that have not been developed with a total cost of $468,000.  As of December 31, 2014, we have not identified a distributor or sufficient advertisers who are interested in the development and distribution of those digital projects.  If we are unable to generate interest in the nine projects, then the costs incurred to purchase those scripts will be written off, which will adversely affect our results of operations.

Delays, cost overruns, cancellation or abandonment of the completion or release of our digital web Series may have an adverse effect on our business.

There are substantial financial risks relating to production, completion and release of digital films or series.  Actual film costs may exceed their budgets and factors such as labor disputes, unavailability of a star performer, equipment shortages, disputes with production teams or adverse weather conditions may cause cost overruns and delay or hamper film completion.  We are typically responsible for paying all production costs in accordance with a budget and received a fixed producer’s fee for our services plus a portion of any project income, however to the extent that delays, failure to complete projects or cost overruns result in us not completing the film or Series within budget, there may not be enough funds left to pay us our producer’s fee, to generate any project income or complete the project at all.  If this were to occur, it would significantly and adversely affect our revenue and results of operations.

We have identified material weaknesses in our internal controls over financial reporting and our ability to both timely and accurately report our financial results could be adversely affected.

In connection with the preparation of our financial statements for the years ended December 31, 2014 and 2013, we identified several material weaknesses in our internal controls over financial reporting.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.  As of December 31, 2014, we concluded that our internal control over financial reporting was not effective due to the following material weaknesses:

●	Design deficiencies related to the entity level control environment, including risk assessment, information and communication and monitoring controls:

o	The Board of Directors does not maintain minutes of its meetings.

o	There is no documented fraud risk assessment or risk management oversight function.

o	There are no documented procedures related to financial reporting matters (both internal and external) to the appropriate parties.

o	There is no budget prepared and therefore monitoring controls are not designed effectively as current results cannot be compared to expectations.

o	There is no documented process to monitor and remediate deficiencies in internal controls.

●
Inadequate documented review and approval of certain aspects of the accounting process including the documented review of accounting reconciliations and journal entries that they considered to be a material weakness in internal control.  Specifically:

o	There is no documented period end closing procedures, specifically the individuals that are responsible for preparation, review and approval of period end close functions.

o
Reconciliations are performed on all balance sheet accounts, including non-controlling interest on at least a quarterly basis; however there is no documented review and approval by a member of management that is segregated from the period end financial reporting process.

o	There is no review and approval for the posting of journal entries.

●	Inadequate segregation of duties within the accounting process, including the following:

o	One individual has the ability to add vendors to the master vendor file. This individual also has access to the Company checkbook that is maintained in a secured location.

o
One individual has sole access to our information technology system to initiate, process and record financial information.  We have not developed any internal controls related to information technology systems including change management, physical security, access or program development.

While we have taken a number of remedial actions to address these material weaknesses, we cannot predict the outcome of our remediation efforts at this time.  Each of the material weaknesses described above could result in a misstatement of our accounts or disclosures that would result in a material misstatement of our annual or interim consolidated financial statements that would not be prevented or detected.  We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to remediate the material weaknesses described above or avoid potential future material weaknesses.  If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, our stock price could be negatively impacted and we could be subject to, among other things, regulatory or enforcement actions by the SEC.

We rely on third party relationships with online digital platforms for our advertising revenue and we may be unable to secure such relationships.

We anticipate entering into distribution agreements containing revenue share provisions with online digital platforms to distribute our digital productions.  Pursuant to these revenue share provisions, we will earn a portion of advertising revenues once our digital productions are distributed online.  If we fail to secure such relationships with online digital platforms, we will not be able to earn advertising revenues from our digital projects, which could have a material adverse effect on our liquidity and results of operations.

We may be unable to attract or retain advertisers, which could negatively impact our results of operation.

Typically, online digital platforms are responsible for securing advertisers and, as such, our ability to earn advertising revenues would depend on their success in doing so.  However, at times we have, and may continue to, proactively secure advertising commitments against anticipated web series.  Our ability to retain advertisers is contingent on our ability to successfully complete and deliver online projects which are commercially successful, which we may fail to do.  Advertising revenues could also be adversely impacted by factors outside our control such as failure of our digital productions to attract our target viewer audiences, lack of future demand for our digital productions, the inability of third party online digital platforms to deliver ads in an effective manner, competition for advertising revenue from existing competitors or new digital media companies, declines in advertising rates, adverse legal developments relating to online advertising, including legislative and regulatory developments and developments in litigation.  The existence of any of these factors could result in a decrease of our anticipated advertising revenues.

Our kids clubs depend on sponsorship donations to generate revenue.

We generate revenues from our online kids clubs through a portion of the sale of memberships to various donors.  Donors typically sponsor a school for $10,000 which entitles each child in the school to receive an annual online kids club membership and entitles the school to receive a Reading Oasis.  Receipt of sponsorship donations are unpredictable and depend on a number of factors such as our ability to successfully brand, market and implement the online kids clubs as well as local and international business and economic conditions.

Our CEO owns approximately 53% of our outstanding share capital and his interests may be different from yours.

As of December 31, 2014, our CEO, Mr. O’Dowd beneficially owned approximately 53% of our outstanding share capital.  Consequently, Mr. O’Dowd has substantial influence over our business, including election of directors, declaration of dividends and decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and other significant corporate actions.  It is possible that Mr. O’Dowd may act in a manner that advances his best interests but may not be aligned with your interests or the best interests of the Company.

We may be exposed to litigation, which could have an adverse effect on the combined company’s business and operations.

We may be exposed to increased litigation from stockholders and other third parties due to the combination of the Company and Dolphin Films businesses following the merger of those two entities.  Such litigation may have an adverse impact on our business and results of operation or may cause disruptions to our operations.

Risks Related to the Industry

We have and may in the future be adversely affected by union activity.

We retain the services of actors who are covered by collective bargaining agreements with Screen Actors Guild – American Federation of Television and Radio Artists (“SAG-AFTRA”) and we may also become signatories to certain guilds such as Directors Guild of America and Writers Guild of America in order to allow us to hire directors and talent for our productions.  Collective bargaining agreements are industry-wide agreements, and we lack practical control over the negotiations and terms of these agreements.  In addition, our digital projects fall within SAG-AFTRA’s definition of “new media”, which is an emerging category covered by its New Media and Interactive Media Agreements for actors.  As such, our ability to retain actors is subject to uncertainties that arise from SAG-AFTRA’s administration of this relatively new category of collective bargaining agreements.  Such uncertainties have resulted and may continue to result in delays in production of our digital projects.

In addition, if negotiations to renew expiring collective bargaining agreements are not successful or become unproductive, the union could take actions such as strikes, work slowdowns or work stoppages.  Strikes, work slowdowns or work stoppages or the possibility of such actions could result in delays in production of our digital projects.  We could also incur higher costs from such actions, new collective bargaining agreements or the renewal of collective bargaining agreements on less favorable terms.  Depending on their duration, union activity or labor disputes could have an adverse effect on our results of operations.

The popularity and commercial success of our digital productions are subject to numerous factors, over which we may have limited or no control.

The popularity and commercial success of our digital productions depends on many factors including, but not limited to, the key talent involved, the timing of release, the promotion and marketing of the digital production, the quality and acceptance of other competing programs released into the marketplace at or near the same time, the availability of alternative forms of entertainment, general economic conditions, the genre and specific subject matter of the digital production, its critical acclaim and the breadth, timing and format of its initial release.  We cannot predict the impact of such factors on any digital production, and many are factors that are beyond our control.  As a result of these factors and many others, our digital productions may not be as successful as we anticipate, and as a result, our results of operations may suffer.

We may be unable to consistently create and distribute filmed entertainment that meets the changing preferences of our consumers.

Changing consumer tastes affect our ability to predict which digital productions will be popular with web audiences.  As we invest in various digital projects, stars and directors, it is highly likely that at least some of the digital projects in which we invest will not appeal to our target audiences.  If we are unable to produce web content that appeals to our target audiences the costs of such digital productions could exceed revenues generated and anticipated profits may not be realized.  Our failure to realize anticipated profits could have a material adverse effect on our results of operations.

The creation of content for the entertainment industry is highly competitive and we will be competing with companies with much greater resources than we have.

The business in which we engage is highly competitive.  Our primary business operations are subject to competition from companies which, in many instances, have greater development, production, and distribution and capital resources than us.  We compete for the services of writers, producers, directors, actors and other artists to produce our digital content.  In addition, larger companies have a broader and more diverse selection of scripts than we do, which translates to a greater probability that they will be able to more closely fit the demands and interests of advertisers than we can.  Such competition for the industry’s talent and resources may have an effect on our ability to acquire and produce product.

Others may assert intellectual property infringement claims or liability claims for media content against us which may force us to incur substantial legal expenses.

There is a possibility that others may claim that our productions and production techniques misappropriate or infringe the intellectual property rights of third parties with respect to their previously developed digital web series, motion pictures, stories, characters, other entertainment or intellectual property.  In addition, as a distributor of media content, we may face potential liability for such claims as defamation, invasion of privacy, negligence or other claims based on the nature and content of the materials distributed.  If successfully asserted, our insurance may not be adequate to cover any of the foregoing claims.  Irrespective of the validity or the successful assertion of such claims, we could incur significant costs and diversion of resources in defending against them, which could have a material adverse effect on our operating results.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be adversely affected.

Our ability to compete depends, in part, upon successful protection of our intellectual property.  We attempt to protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and distribution arrangements with companies for limited durations.  Unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use property that we regard as proprietary.  We cannot assure you that our means of protecting our proprietary rights will be adequate.  In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States.  Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to steal our intellectual property.  Our failure to protect adequately our intellectual property and proprietary rights could adversely affect our business and results of operations.

Our online activities are subject to a variety of laws and regulations relating to privacy and child protection, which, if violated, could subject us to an increased risk of litigation and regulatory actions.

In addition to our company websites and applications, we use third-party applications, websites, and social media platforms to promote our projects and engage consumers, as well as monitor and collect certain information about users of our online forums.  A variety of laws and regulations have been adopted in recent years aimed at protecting children using the internet such as the Children’s Online Privacy and Protection Act of 1998 (“COPPA”).  COPPA sets forth, among other things, a number of restrictions on what website operators can present to children under the age of 13 and what information can be collected from them.  There are also a variety of laws and regulations governing individual privacy and the protection and use of information collected from such individuals, particularly in relation to an individual’s personally identifiable information (e.g., credit card numbers).  Many foreign countries have adopted similar laws governing individual privacy, including safeguards which relate to the interaction with children.  If our online activities were to violate any applicable current or future laws and regulations, we could be subject to litigation and regulatory actions, including fines and other penalties.

The production and distribution of films requires significant amounts of capital, and we may not be able to obtain financing on favorable terms to meet such capital requirements.

The costs to develop, produce and distribute a film are substantial.  In 2014, for example, Dolphin Films, our film production arm which has now merged into the Company, capitalized production costs were $14,274,866.  Capitalized production costs include the unamortized costs of completed motion pictures we produce and the costs of scripts for projects not yet developed or produced.  We fund our movie-related activities primarily through debt financing obtained from investors.  We also have the rights to several scripts for which we hope to obtain financing to produce and release.  Financing may not be available in sufficient amounts for us to continue to make substantial investments in the release of our movies or the production of new motion pictures, or may be available only on terms that are disadvantageous to us, either of which could have a material adverse effect on its ability to generate revenues and on its business.

We rely on third party distributors to distribute our films and their failure to perform will negatively impact our ability to generate revenues.

Our motion pictures are primarily distributed and marketed by third party distributors.  If any of these third party distributors fails to perform under their respective arrangements with us, such failure could negatively impact the success of the motion pictures that we produce and have a material adverse effect on our business reputation and ability to generate revenues.

The popularity and commercial success of our motion pictures are dependent on numerous factors, over which we may have limited or no control.

Revenues derived from the production and distribution of film and television programming depend primarily upon acceptance by the public, which is difficult to predict.  Each motion picture is an individual artistic work, and unpredictable audience reactions primarily determine commercial success.  Generally, the popularity of our motion pictures depends on many factors, including the critical acclaim they receive, the actors and other key talent, their genre and their specific subject matter.  The commercial success of our productions also depends upon the quality and acceptance of productions that its competitors release into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and any of which may change.  We cannot predict the impact of such factors on any motion picture, and many are beyond its control.  As a result of these factors, some or all of our motion pictures may not gain popularity or be commercially successful, resulting in failure to recoup investments or realize profits.

Risks Related to our Common Stock

Future equity issuances could result in dilution of your investment and a decline in our stock price.

We may need to raise additional capital in the near term, and may seek to do so by conducting one or more private placements of equity securities, selling additional securities in a registered public offering, or through a combination of one or more of such financing alternatives.  Such issuance of additional securities would dilute the equity interests of our existing shareholders, perhaps substantially, and may cause our stock price to decline.

Our common stock is quoted only on the OTC Bulletin Board, which has and may continue to have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  Since January 1, 2015, we have recorded only [10] days of trading on our common stock, resulting in an illiquid market available for existing and potential shareholders to trade shares of our common stock.  The quotation of our shares on the OTC Bulletin Board may continue to result in an illiquid market available for existing and potential stockholders to trade shares of our common stock and depress the trading price of our common stock, and may have a long-term adverse impact on our ability to raise capital in the future.

Schedule A

Form of Subscription Notice

[Date]

[2151 LeJeune Road
Suite 150-Mezzanine
Coral Gables, FL 33134
United States
Attention: William O’Dowd IV]

Dear Mr. O’Dowd:

Request for Subscription No. [_] (Equity)

1.
Please refer to the Subscription Agreement (the “Subscription Agreement”), dated [_____], between ____________________________ (the “Subscriber”) and Dolphin Digital Media, Inc. (the “Company”).  Terms defined in the Subscription Agreement, including terms defined by reference to any other Transaction Document (as defined in the Subscription Agreement), have their defined meanings wherever used in this request.

2.
In accordance with the provisions of the Subscription Agreement, the Subscriber requests the subscription of [insert applicable number] shares of the Company’s Common Stock, with a par value of $0.015 per share, each at the Subscription Price.  Therefore, the Subscriber requests the Company to issue [insert applicable number] shares to the Subscriber on the Closing Date.

3.	The Closing Date for the subscription contemplated by this Subscription Notice shall be [specify date no earlier than [ten] Business Days after the date on which this notice will be delivered].

4.
For the purpose of Section 1.2 of the Subscription Agreement, the Subscriber certifies that the representations and warranties of the Subscriber contained in Section 3 are true and correct in all respects on and as of the date of this request, with the same effect as though such representations and warranties had been made on and as of the date of the Subscription Agreement.

Yours faithfully,

By__________________________

Authorized Representative